Emerald Oil Reports Third Quarter 2013 Results & Establishes 2014 Guidance

DENVER, CO – November 5, 2013 --- Emerald Oil, Inc. (NYSE MKT: EOX) (“Emerald” or the “Company”), today announced its results for the quarter ended September 30, 2013. Emerald plans to file its quarterly report on Form 10-Q with the U.S. Securities and Exchange Commission no later than Wednesday, November 6, 2013.

Highlights

•	Increased third quarter production to 172,678 BOE, an average of 1,877 BOEPD and an increase of 35% and 93% compared to the second quarter of 2013 and third quarter of 2012, respectively;
•	Cash balance of approximately $200 million proforma for the recent public and private offerings plus cash on hand at quarter end, redeemed the remaining $35.0 million of outstanding Series A Preferred Stock and have an undrawn $75.0 million borrowing base under the Company’s credit facility;
•	Net loss attributable to common stockholders of $5.7 million or $(0.13) per share (basic);
•	Adjusted EBITDA* of $10.1 million or $0.24 per share (basic); and
•	Adjusted Cash Flow* of $6.9 million or $0.16 per share (basic).

* Non-GAAP financial measure. Please see Adjusted EBITDA and Adjusted Cash Flow descriptions and tables later in this earnings release for a reconciliation of these measures to their nearest comparable GAAP measure. Adjusted EBITDA and cash flows were impacted by non-recurring advisory and legal fees related to transactions closed during the quarter.

McAndrew Rudisill, Emerald’s Chief Executive Officer, stated, “Emerald’s operated wells are strong. We are on course to deliver accelerated production growth for the remainder of the year and into 2014. Our land team recently completed a long-term leasing effort that added 34,000 net acres. These newly leased acres further expanded Emerald’s core Low Rider area and added three new operated focus areas: Easy Rider in the West Nesson Area in Williams County, North Dakota, Emerald Pronghorn in Stark and Billings Counties, North Dakota and Emerald Lewis & Clark in McKenzie County, North Dakota, south of Low Rider. Our drilling program continues to see efficiency gains from reduced drilling days and lower completion costs. We are focused on fracking multiple newly drilled wells, optimizing existing well performance and improving associated field infrastructure in the fourth quarter for the upcoming winter. Today we are introducing our initial quarterly production and cost guidance for 2014. Emerald is focused on the delivery of meaningful production growth in 2014.”

Production from Emerald Operated Wells

	Well Results (Boe/d)
	24 Hour	30 Day	60 Day	90 Day
Pirate 1-2-11H	1,801	1,025	782	621
Arsenal 1-17-20H	1,638	768	753	570
Caper 1-15-22H	2,063	994	780	678
Mongoose 1-8-5H	1,523	892	706	619
Talon 1-9-4H	1,311	818	662	-
Slugger 1-16-21H	1,342	782	593	-
Hot Rod 1-27-26H	1,589	661	-	-
Hot Rod 4-27-26H	1,780	530	-	-
Excalibur 5-25-36H	1,842	-	-	-

Production & Cost Guidance

	Boe/d	LOE / Boe
4Q 2013 Average	2,300	$12.00

2013 Average	1,590	$12.00
2013 Exit Rate	2,400

1Q 2014 Average	2,600	$12.00
2Q 2014 Average	2,960	$11.00
3Q 2014 Average	3,700	$11.00
4Q 2014 Average	3,900	$10.00

2014 Average	3,300	$11.00
2014 Exit Rate	4,000

Capital Development Plan

For the 12-month period ending December 31, 2013, Emerald plans to spend approximately $127.2 million to drill 12.0 net operated and 0.5 net non-operated wells in the Williston Basin, of which the Company has spent approximately $76.5 million through September 30, 2013. For the 12-month period ending December 31, 2013, the Company has also budgeted approximately $20.0 million to increase its operated acreage position in its core operated area in McKenzie County, North Dakota, which Emerald refers to as the Low Rider area, and elsewhere in the Williston Basin, with a specific focus on increasing the net working interest position in its operated wells. Emerald added a high specification drilling rig to accelerate development of its Williston Basin operated leasehold, which commenced drilling in June 2013. The rig is a 1,200 horsepower top drive long-reach horizontal-capable rig with the potential to upgrade with a “walking package” for infill efficiency.

Emerald expects to add a third horizontal-capable rig in 2014. For the 12-month period ending December 31, 2014, Emerald plans to spend approximately $182.0 million to drill 18.2 net operated wells in the Williston Basin at an average cost per net well of approximately $10.0 million. The Company has also budgeted approximately $25.0 million to increase its operated acreage position in its core operated areas.

The following table presents summary data for the Company’s Williston Basin project area as of September 30, 2013 for the years ended December 31, 2013 and 2014:

			Planned Capital Expenditures
			2013		2014
	Net Acres	Net Identified Drilling Locations	Net Wells	Drilling Capex (in millions)	Net Wells	Drilling Capex (in millions)
Low Rider	36,000	196	12.5	127.2	12.2	$122.0
Easy Rider	3,000	17	—	—	2.0	20.0
Richland	11,000	61	—	—	2.0	20.0
Pronghorn	3,000	9	—	—	2.0	20.0
Lewis & Clark	13,000	30	—	—	—	—
Total	66,000	313	12.5	127.2	18.2	182.0

Acreage Acquisition

On August 2, 2013, Emerald closed a transaction with a third party to acquire approximately 3,500 net acres of partially developed leasehold in McKenzie County, North Dakota, for approximately $10.5 million. The acquired acreage is directly southeast and contiguous to Emerald’s existing Low Rider area in McKenzie County, North Dakota. The acquisition added eight potentially operated DSUs in the Company’s Low Rider area.

On August 30, 2013, Emerald closed a transaction with a third party to acquire approximately 3,600 net acres of undeveloped leasehold in McKenzie County, North Dakota for approximately $3.6 million. The acquired acreage is directly south and contiguous to Emerald’s existing operated area in McKenzie County, North Dakota. The acquisition added six potentially operated drilling spacing units in the Company’s Low Rider Prospect in McKenzie County, North Dakota.

On September 17, 2013, Emerald leased approximately 30,672 net undeveloped leasehold acres in McKenzie, Billings and Stark Counties, North Dakota, for approximately $20.2 million. The lease acquisitions added 38 potentially operated drilling spacing units in Emerald’s Low Rider, Easy Rider, Pronghorn and Lewis & Clark areas. Pursuant to the leases acquired, the Company entered into an agreement with a third party to drill at least five gross wells within the prospect area prior to September 17, 2015. The Company placed $10 million with an escrow agent, of which $2 million per well will be returned to Emerald with each well drilled within the term of the escrow agreement.

On September 19, 2013, Emerald entered into a purchase and sale agreement with a third party to acquire approximately 2,866 net acres of undeveloped leasehold in Williams County, North Dakota for approximately $3.2 million. The acquisition adds seven potentially operated DSUs in Emerald’s Low Rider and Easy Rider areas. The purchase closed on October 9, 2013. On September 20, 2013, the Company leased an additional 313 net acres of undeveloped lease hold in the same area in Williams County, North Dakota for approximately $1.3 million.

Emerald’s average working interest in its Low Rider area is now approximately 68%, and the Company continues to work toward increasing the average well working interest. On a pro forma basis to reflect closed and pending acquisitions, the Company has approximately 66,000 net acres in the Williston Basin, of which approximately 50,000 net acres are operable in McKenzie, Williams, Billings and Stark County, North Dakota, and 10,000 net acres are operable in Richland County, Montana.

Sale of Non-Operated Leasehold

On September 6, 2013, Emerald sold 26,579 non-operated net acres located in the Williston Basin and the associated oil and natural gas production for approximately $111.0 million in cash, subject to certain post-closing adjustments, which is referred to as the “Non-Operated Asset Sale.” Under the purchase agreement, the Non-Operated Asset Sale was given economic effect as of April 1, 2013 such that all proceeds and certain operational costs and expenses attributable to the properties sold were apportioned between the purchaser and Emerald based on the aforementioned effective date. On September 6, 2013, the Company also sold 413 non-operated net acres located in the Williston Basin for approximately $5.2 million in cash. Emerald has used and intends to use the proceeds from these divestitures to fund a portion of its 2013 and 2014 capital budgets.

Well Development Activity

During the third quarter 2013, Emerald invested approximately $41.8 million on well development in the Williston Basin.

Third Quarter 2013 Results

Revenues from sales of oil and natural gas increased 144% for the three months ended September 30, 2013 compared to the three months ended September 30, 2012, driven primarily by a 93% increase in production volume as well as higher oil prices. Production increased due to the development of 6.1 net productive operated wells in the Williston Basin from October 1, 2012 to September 30, 2013. This increase was partially offset by the sale of substantially all non-operated Williston Basin properties on September 6, 2013. During the three months ended September 30, 2013, the Company realized a $95.32 average price per barrel of oil (including realized derivatives) compared to an $82.10 average price per barrel of oil during the three months ended September 30, 2012. The average oil price differential during the three months ended September 30, 2013 was $8.34 per barrel, as compared to $10.08 per barrel in the three months ended September 30, 2012.

	Three Months Ended September 30,
	2013	2012
Net Oil and Natural Gas Revenues:
Oil	$16,952,644	$6,916,704
Natural Gas and Other Liquids	363,915	194,865
Total Oil and Natural Gas Sales Before Derivatives	17,316,559	7,111,569
Realized Loss on Commodity Derivatives	(1,264,755)	(120,706)
Unrealized Loss on Commodity Derivatives	(1,455,405)	(1,514,729)
Total Oil and Natural Gas Sales Net of Derivatives	14,596,399	5,476,134

Net Production:
Oil (Bbl)	164,570	82,775
Natural Gas and Other Liquids (Mcf)	44,648	39,648
Barrel of Oil Equivalent (Boe)	172,678	89,383

Average Sales Prices:
Oil (per Bbl)	$103.01	$83.56
Effect of Settled Oil Derivatives on Average Price (per Bbl)	(7.69)	(1.46)
Oil Net of Settled Derivatives (per Bbl)	$95.32	$82.10

Natural Gas and Other Liquids (per Mcf)	$7.48	$4.91

Barrel of Oil Equivalent with Realized Derivatives (per Boe)	$92.96	$78.21

The following table summarizes gross and net productive operated and non-operated oil wells at September 30, 2013 and September 30, 2012. A net well represents Emerald’s fractional working ownership interest of a gross well. The following table does not include 6 gross (3.4 net) operated Bakken wells and 5 gross (0.9 net) and 21 gross (1.1 net) non-operated Bakken wells that were in the process of being drilled, awaiting completion, in the process of completion or awaiting flow back subsequent to fracture stimulation as of September 30, 2013 and September 30, 2012, respectively.

	September 30,
	2013		2012
	Gross	Net	Gross	Net
North Dakota Bakken and Three Forks – operated	8	6.1	—	—
North Dakota Vertical Production – operated [1]	11	7.6
North Dakota Bakken and Three Forks – non-operated	8	0.8	160	6.4
Montana Bakken and Three Forks – non-operated	—	—	21	1.9
Total:	27	14.5	181	8.3

1 Vertical producing wells relate to existing wells included within an acreage acquisition on August 2, 2013. Operatorship was transferred to Emerald upon closing the acquisition. The wells are producing from the Birdbear, Duprow and Red River formations.

Liquidity and Shares Outstanding

On October 2, 2013, Emerald completed a public offering of 15,000,000 shares of common stock at a price of $6.70 per share for total net proceeds of approximately $95.5 million. The underwriters elected to exercise the over-allotment option to sell an additional 2,250,000 shares of common stock at $6.70 per share. The net proceeds from the over-allotment exercise were approximately $14.4 million.

On October 17, 2013, Emerald completed a private placement of 5,092,852 shares of common stock at a price of $6.39 per share for net proceeds of approximately $32.5 million. The issuance of the common stock was made in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof, which exempts transactions by an issuer not involving any public offering.

The Company has used and intends to further use the net proceeds from these offerings, along with cash on hand, cash flow from operations, proceeds from the sale of assets and additional borrowings under its revolving credit facility, to fund the Company’s capital budget in 2013 and 2014. Any remaining net proceeds will be used for general corporate purposes, including working capital.

On August 30, 2013, Emerald redeemed 200,000 shares of the Series A Preferred Stock for $22,828,767 including $2,250,000 of redemption premium and $328,767 of accrued dividends on the redeemed shares. On October 15, 2013, the Company redeemed the remaining 150,000 shares of the Series A Preferred Stock for $16,932,534, including $1,875,000 of redemption premium and $57,534 in accrued dividends on the redeemed shares. The redemption and dividend are accrued for and the Series A Preferred Stock is included as a current liability at its liquidation preference value of $16,875,000 as of September 30, 2013. For each redemption, the redemption premium was treated as a dividend and recorded as a return of equity to the investor through a charge to additional paid-in capital. As of October 15, 2013, the Series A Preferred Stock was fully redeemed.

In August 2013, Emerald completed the semi-annual borrowing base redetermination of its revolving credit facility. As a result, Emerald entered into an amendment with Wells Fargo Bank, which increased its borrowing base to $75.0 million from the previous $27.5 million. Currently the credit facility is undrawn.

Emerald had approximately 65.3 million shares of common stock outstanding on November 5, 2013.

Unrealized Loss on Warrants

During the third quarter 2013, the Company recognized an unrealized loss on its warrant liability of $0.5 million. This mark-to-market charge relates to the warrants attached to the preferred stock issued to White Deer Energy in February 2013. Each quarter the Company will mark-to-market the warrants and adjust for the change in the statement of operations as a non-cash charge.

Gain (Loss) on Commodity Derivatives

Realized commodity derivative losses were $1,264,755 for the three months ended September 30, 2013 compared to $120,706 for the three months ended September 30, 2012. Unrealized commodity derivative losses were $1,455,405 for the three months ended September 30, 2013 compared to $1,514,729 for the three months ended September 30, 2012. The Company’s derivatives are not designated for hedge accounting and are accounted for using the mark-to-market accounting method whereby gains and losses from changes in the fair value of derivative instruments are recognized immediately into earnings.  Mark-to-market accounting treatment creates volatility in the Company’s revenues as unrealized gains and losses from derivatives are included in total revenues and are not included in accumulated other comprehensive income in the accompanying balance sheets.  As commodity prices increase or decrease, such changes will have an opposite effect on the mark-to-market value of the Company’s derivatives.  Future derivatives gains will be offset by lower future wellhead revenues. Conversely, future derivatives losses will be offset by higher future wellhead revenues based on the value at the settlement date.  At September 30, 2013, all of the Company’s derivative contracts were recorded at their fair value, which was a net liability of $1,406,074.

	Three Months Ended September 30,
	2013	2012
Net Oil and Natural Gas Revenues:
Oil	$16,952,644	$6,916,704
Natural Gas and Other Liquids	363,914	194,865
Total Oil and Natural Gas Sales Before Derivatives	17,316,558	7,111,569
Realized Loss on Commodity Derivatives	(1,264,755)	(120,706)
Unrealized Loss on Commodity Derivatives	(1,455,405)	(1,514,729)
Total Oil and Natural Gas Sales Net of Derivatives	14,596,398	5,476,134

Non-GAAP Financial Measures

Adjusted EBITDA

In addition to reporting net income (loss) as defined under GAAP, Emerald also presents net earnings before interest, income taxes, dividends, depreciation, depletion, and amortization, impairment of oil and natural gas properties, accretion of discount on asset retirement obligations, unrealized gain (loss) from mark-to-market on commodity derivatives, mark-to-market on Emerald’s warrant liability and non-cash expenses relating to stock-based compensation recognized under ASC Topic 718 (“Adjusted EBITDA”), which is a non-GAAP performance measure. Adjusted EBITDA consists of net earnings after adjustment for those items described in the table below. Adjusted EBITDA does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss) (its most directly comparable GAAP measure), and Emerald’s calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, Emerald believes the measure is useful in evaluating its fundamental core operating performance. The Company also believes that Adjusted EBITDA is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Emerald’s management uses Adjusted EBITDA to manage Emerald’s business, including in preparing Emerald’s annual operating budget and financial projections. Emerald’s management does not view Adjusted EBITDA in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance.

Adjusted EBITDA for the third quarter 2013 was $10,066,660, up from $4,006,808 for the third quarter ended September 30, 2012. The year over year increase in Adjusted EBITDA was driven mostly by higher net income as a result of increased production during the quarter ended September 30, 2013. Adjusted EBITDA per BOE for the quarter ended September 30, 2013 was $58.30, compared to $44.83 per BOE for the third quarter ended September 30, 2012. The following table provides a reconciliation of net income (loss) to Adjusted EBITDA for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net income (loss)	$8,258,505	$1,994,842	$50,548	$(5,222,436)
Less: Preferred stock dividends and deemed dividends	(13,997,089)	—	(20,279,197)	—
Net income (loss) attributable to common stockholders	(5,738,584)	1,994,842	(20,228,649)	(5,222,436)
Add: Impairment of oil and natural gas properties	—	—	—	10,191,234
Interest expense	21,437	1,388,912	276,113	2,074,147
Accretion of discount on asset retirement obligations	7,502	4,037	21,564	10,027
Depletion, depreciation and amortization	4,537,633	2,830,995	11,333,448	8,011,636
Stock-based compensation	4,172,522	2,042,972	6,538,318	2,770,849
Warrant revaluation expense	506,000	—	4,587,000	—
Preferred stock dividends	764,383	—	2,582,191	—
Preferred stock redemption premium	4,375,000	—	6,250,000	—
Accretion of preferred stock issuance discount	8,857,706	—	11,447,006	—
Unrealized loss on commodity derivatives	1,455,405	1,514,729	1,224,891	236,646
Less: Gain on sale of oil and natural gas properties, net	(8,892,344)	—	(8,892,344)	—
Gain on acquisition of business, net	—	(5,769,679)	—	(5,758,048)
Adjusted EBITDA	$10,066,660	$4,006,808	$15,139,539	$12,314,055

Adjusted Cash Flow

In addition to reporting net income (loss) as defined under GAAP, Emerald also presents cash flow before cash paid for interest and dividends (“Adjusted Cash Flow”), which is a non-GAAP performance measure. Adjusted Cash Flow consists of adjusted EBITDA after adjustment for those items described in the table below. Adjusted Cash Flow does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss) (its most directly comparable GAAP measure), and Emerald’s calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, Emerald believes the measure is useful in evaluating its fundamental core operating performance. The Company also believes that Adjusted Cash Flow is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Emerald’s management uses Adjusted Cash Flow to manage Emerald’s business, including in preparing Emerald’s annual operating budget and financial projections. Emerald’s management does not view Adjusted Cash Flow in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance.

Adjusted Cash Flow during third quarter of 2013 was $6,859,810 or $0.16 per share. Adjusted Cash Flow is calculated by deducting cash paid towards interest and dividends from Adjusted EBITDA. The Company paid no interest during third quarter 2013, compared to interest expense of $21,437 reported in the Company’s statement of operations, which included adjustments for amortized deferred financing costs and capitalized interest. Cash dividends paid during third quarter 2013 for the Series A Preferred Stock dividend and deemed dividends was $3,206,850. Cash paid towards interest for the third quarter ended September 30, 2012 was $493,479. As of September 30, 2013, the annual interest rate on the Company’s credit facility was 0.375% which is the minimum commitment fee as no funds were drawn against the facility.

	Three Months Ended September 30,
	2013	2012
Adjusted EBITDA (1)	$10,066,660	$4,006,808
Cash paid during the period for interest	—	(493,479)
Cash paid during the period for dividends	(3,206,850)	—
Adjusted cash flow	$6,859,810	$3,513,329
Adjusted cash flow per share – basic	$0.16	$0.35
Weighted average shares outstanding – basic	42,725,711	9,969,005

(1) See previous table for reconciliation of net income to Adjusted EBITDA.

Derivative Instruments and Price Risk Management

Emerald utilizes commodity swap contracts and costless collars (purchased put options and written call options) to (i) reduce the effects of volatility in price changes on the oil commodities it produces and sells, (ii) reduce commodity price risk and (iii) provide a base level of cash flow in order to assure it can execute at least a portion of its capital spending.

All derivative positions are carried at their fair value on the condensed balance sheet and are marked-to-market at the end of each period. Both the unrealized and realized gains and losses resulting from the contract settlement of derivatives are recorded in the loss on commodity derivatives line on the condensed consolidated statement of operations.

The following table reflects open commodity swap contracts as of September 30, 2013, the associated volumes and the corresponding weighted average NYMEX reference price:

Settlement Period	Oil (Bbls)	Fixed Price
Oil Swaps
October 1, 2013 – December 31, 2013	30,870	$91.00
October 1, 2013 – December 31, 2013	12,000	90.05
October 1, 2013 – December 31, 2013	30,000	94.30
2013 Total/Average	72,870	$92.20

January 1, 2014 – December 31, 2014	103,267	$91.00
January 1, 2014 – December 31, 2014	31,000	90.05
January 1, 2014 – December 31, 2014	79,000	94.30
2014 Total/Average	213,267	$92.08

January 1, 2015 – February 28, 2015	13,876	$91.00
January 1, 2015 – February 28, 2015	5,000	90.05
January 1, 2015 – February 28, 2015	10,000	94.30
2015 Total/Average	28,876	$91.98

Conference Call

Emerald will host a conference call on Wednesday, November 6, 2013 at 10:00 a.m. Eastern Time (8:00 a.m. Mountain Time) to discuss financial and operational results for the quarter.

Emerald Oil, Inc. 3Q 2013 Financial and Operational Results Conference Call
Date:	Wednesday, November 6, 2013
Time:	10:00 a.m. Eastern Time
9:00 a.m. Central Time
8:00 a.m. Mountain Time
7:00 a.m. Pacific Time
Webcast:	Live and rebroadcast over the Internet at the Emerald Oil website
Website:	www.emeraldoil.com
Telephone Dial-In:	877-407-8831 (toll-free) and 201-493-6736 (international)

Telephone Replay:	Available through Wednesday, November 13, 2013
877-660-6853 (toll-free) and 201-612-7415 (international)
Passcode: 413333

About Emerald

Emerald is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota and Montana, targeting the Bakken and Three Forks shale oil formations and Pronghorn sand oil formation. Emerald is based in Denver, Colorado. More information about Emerald can be found at www.emeraldoil.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of the securities laws. All statements other than statements of historical facts included herein may constitute forward-looking statements. Forward-looking statements in this document may include statements regarding the Company’s expectations regarding the Company’s operational, exploration and development plans; expectations regarding the nature and amount of the Company’s reserves; and expectations regarding production, revenues, cash flows and recoveries. When used in this press release, the words "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," "profile," "model," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and natural gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

EMERALD OIL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$69,527,908	$10,192,379
Restricted Cash	15,000,000	—
Accounts Receivable – Oil and Natural Gas Sales	4,537,655	12,573,156
Accounts Receivable – Joint Interest Partners	22,481,032	—
Other Receivables	72,548	1,133,849
Prepaid Expenses and Other Current Assets	435,891	103,173
Total Current Assets	112,055,034	24,002,557
PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties, Full Cost Method
Proved Oil and Natural Gas Properties	149,069,872	167,618,422
Unproved Oil and Natural Gas Properties	49,838,769	61,454,831
Equipment and Facilities	682,230	—
Other Property and Equipment	728,310	385,023
Total Property and Equipment	200,319,181	229,458,276
Less – Accumulated Depreciation, Depletion and Amortization	(42,055,419)	(80,230,517)
Total Property and Equipment, Net	158,263,762	149,227,759
Restricted Cash	6,000,000	—
Prepaid Drilling Costs	1,628	100,193
Fair Value of Commodity Derivatives	25,017	25,397
Debt Issuance Costs, Net of Amortization	431,563	269,681
Deposits on Acquisitions	2,500,000	—
Other Non-Current Assets	566,047	260,775
Total Assets	$279,843,051	$173,886,362
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$40,473,700	$39,169,037
Fair Value of Commodity Derivatives	1,431,091	206,645
Accrued Expenses	6,015,432	420,521
Advances from Joint Interest Partners	1,452,969	—
Series A Perpetual Preferred Stock Redemption Liability.	16,875,000	—
Total Current Liabilities	66,248,192	39,796,203
LONG-TERM LIABILITIES
Revolving Credit Facility	—	23,500,000
Asset Retirement Obligations	434,109	296,074
Warrant Liability	13,213,000	—
Total Liabilities	79,895,301	63,592,277

COMMITMENTS AND CONTINGENCIES

Preferred Stock – Par Value $.001; 20,000,000 Shares Authorized;
Series B Voting Preferred Stock – 5,114,633 and 0 issued and outstanding at September 30, 2013 and December 31, 2012, respectively. Liquidation preference value of $5,115 and $0, as of September 30, 2013 and December 31, 2012, respectively.	5,000	—

STOCKHOLDERS’ EQUITY
Common Stock, Par Value $.001; 500,000,000 Shares Authorized, 42,954,252 and 24,734,643 Shares Issued and Outstanding at September 30, 2013 and December 31, 2012, respectively	42,954	24,735
Additional Paid-In Capital	270,019,428	180,439,530
Accumulated Deficit	(70,119,632)	(70,170,180)
Total Stockholders’ Equity	199,942,750	110,294,085
Total Liabilities and Stockholders’ Equity	$279,843,051	$173,886,362

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

EMERALD OIL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
REVENUES
Oil and Natural Gas Sales	$17,316,558	$7,111,569	$36,108,357	$18,973,331
Realized and Unrealized Loss on Commodity Derivatives	(2,720,160)	(1,635,435)	(2,822,427)	(296,327)
	14,596,398	5,476,134	33,285,930	18,677,004
OPERATING EXPENSES
Production Expenses	2,087,635	687,646	4,723,520	1,639,105
Production Taxes	1,879,160	809,062	3,629,557	2,043,671
General and Administrative Expenses	6,194,202	3,503,273	17,562,754	5,660,622
Depletion of Oil and Natural Gas Properties	4,497,002	2,818,650	11,238,783	7,977,077
Impairment of Oil and Natural Gas Properties	—	—	—	10,191,234
Depreciation and Amortization	40,631	12,345	94,665	34,559
Accretion of Discount on Asset Retirement Obligations	7,502	4,037	21,564	10,027
Gain on Sale of Oil and Natural Gas Properties	(8,892,344)	—	(8,892,344)	—
Total Operating Expenses	5,813,788	7,835,013	28,378,499	27,556,295

INCOME (LOSS) FROM OPERATIONS	8,782,610	(2,358,879)	4,907,431	(8,879,291)

OTHER INCOME (EXPENSE)
Interest Expense	(21,437)	(1,388,912)	(276,113)	(2,074,147)
Warrant Revaluation Expense	(506,000)	—	(4,587,000)	—
Gain on Acquisition of Business, Net	—	5,769,679	—	5,758,048
Other Income (Expense), Net	3,332	(27,046)	6,230	(27,046)
Total Other Income (Expense), Net	(524,105)	4,353,721	(4,856,883)	3,656,855

INCOME (LOSS) BEFORE INCOME TAXES	8,258,505	1,994,842	50,548	(5,222,436)

INCOME TAX EXPENSE	—	—	—	—

NET INCOME (LOSS)	8,258,505	1,994,842	50,548	(5,222,436)
Less: Preferred Stock Dividends and Deemed Dividends	(13,997,089)	—	(20,279,197)	—
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(5,738,584)	$1,994,842	$(20,228,649)	$(5,222,436)

Net Income (Loss) Per Common Share – Basic and Diluted	$(0.13)	$0.20	$(0.60)	$(0.59)

Weighted Average Shares Outstanding — Basic	42,725,711	9,969,005	33,738,417	8,844,032

Weighted Average Shares Outstanding — Diluted	42,725,711	10,027,934	33,738,417	8,844,032

EMERALD OIL, INC.

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

(UNAUDITED)

	Common Stock		Preferred Stock
	Shares	Amount	Series A - Shares	Series A - Amount	Series B - Shares	Series B – Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
Balance as of December 31, 2012	24,734,643	$24,735	—	$—	—	$—	$180,439,530	$(70,170,180)	$110,294,085
Common shares issued for oil and natural gas properties	1,165,015	1,165	—	—	—	—	6,735,770	—	6,736,935
Stock-based compensation	468,994	469	—	—	—	—	7,162,148	—	7,162,617
Equity offering	16,585,600	16,585	—	—	—	—	95,961,178	—	95,977,763
Issuance of Preferred Stock	—	—	500,000	38,552,993	5,114,633	5,000	—	—	—
Redemption of Preferred Stock	—	—	(350,000))	(21,620,459)	—	—	(17,697,007)	—	(17,697,007)
Preferred Stock Dividends Paid and Accrued	—	—	—	—	—	—	(2,582,191)	—	(2,582,191)
Net income	—	—	—	—	—	—	—	50,548	50,548
Balance as of September 30, 2013	42,954,252	$42,954	150,000	$16,932,534	5,114,633	$5,000	$270,019,428	$(70,119,632)	$199,942,750

EMERALD OIL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$50,548	$(5,222,436)
Adjustments to Reconcile Net Loss to Net Cash Provided By Operating Activities:
Depletion of Oil and Natural Gas Properties	11,238,783	7,977,077
Impairment of Oil and Natural Gas Properties	—	10,191,234
Depreciation and Amortization	94,665	34,559
Amortization of Debt Issuance Costs	75,618	1,494,013
Accretion of Discount on Asset Retirement Obligations	21,564	10,027
Unrealized Loss on Commodity Derivatives	1,224,891	236,646
Gain on Sale of Oil and Natural Gas Properties, Net	(8,892,344)	—
Gain on Acquisition of Business	—	(7,213,835)
Warrant Revaluation Expense	4,587,000	—
Share-Based Compensation Expense	6,538,319	2,770,849
Changes in Assets and Liabilities:
Decrease (Increase) in Accounts Receivable – Oil and Natural Gas Revenues	7,650,021	(2,967,858)
Increase in Accounts Receivable – Joint Interest Partners	(22,095,552)	—
Decrease in Other Receivables	1,061,301	—
Increase in Prepaid Expenses and Other Current Assets	(332,718)	(89,474)
Increase in Other Non-Current Assets	(305,272)	—
Increase in Accounts Payable	1,631,558	998,360
Increase (Decrease) in Accrued Expenses	5,537,377	(196,211)
Increases in Advances from Joint Interest Partners	1,452,969	—
Net Cash Provided By Operating Activities	9,538,728	8,022,951
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Other Property and Equipment	(343,287)	(65,177)
Restricted Cash Received	(21,000,000)
Increase in Deposits for Acquisitions	(2,500,000)	—
Use of (Payments for) Prepaid Drilling Costs	98,565	(282,823)
Proceeds from Sale of Oil and Natural Gas Properties, Net of Transaction Costs	134,627,306	—
Investment in Oil and Natural Gas Properties	(138,610,383)	(36,292,015)
Net Cash Used For Investing Activities	(27,727,799)	(36,640,015)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the Issuance of Common Stock, Net of Transaction Costs	95,977,763	69,852,809
Proceeds from Issuance of Preferred Stock and Warrants, Net of Transaction Costs	47,183,994	—
Payments on Preferred Stock	(35,000,000)	—
Advances on Revolving Credit Facility and Term Loan	—	33,030,730
Payments on Revolving Credit Facility	(23,500,000)	(18,030,730)
Payments on Senior Secured Promissory Notes	—	(15,000,000)
Payment of Assumed Debt	—	(20,303,903)
Cash Paid for Finance Costs	(237,500)	(1,576,508)

Preferred Stock Dividends and Deemed Dividends	(6,899,657)	—
Net Cash Provided by Financing Activities	77,524,600	47,972,398
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	59,335,529	19,355,334
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	10,192,379	13,927,267
CASH AND CASH EQUIVALENTS – END OF PERIOD	$69,527,908	$33,282,601
Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$255,776	$1,107,293
Cash Paid During the Period for Income Taxes	$—	$—
Non-Cash Financing and Investing Activities:
Oil and Natural Gas Properties Property Included in Accounts Payable	$38,646,242	$35,936,773
Stock-Based Compensation Capitalized to Oil and Natural Gas Properties	$624,325	$493,085
Accretion on Preferred Stock Issuance Discount	$8,626,000	$—
Accretion of Preferred Stock Issuance Costs	$2,816,006	$—
Accrued Preferred Stock Dividend and Deemed Dividend	$1,932,534	$—
Capitalized Asset Retirement Obligations	$116,471	$112,169
Common Stock Issued for Oil and Natural Gas Properties	$6,736,935	$—
Non-Cash Business Acquisitions
Oil and Natural Gas Properties	$—	$40,787,238
Other Property and Equipment	$—	$36,000
Other Assets	$—	$75,000
Fair Market Value of Common Stock Issued	$—	$13,380,500
Debt Assumed	$—	$20,303,903

Investor Relations Contact:

Emerald Oil, Inc.

Ryan Smith

Vice President of Capital Markets & Strategy

(303) 323-0008

info@emeraldoil.com

www.emeraldoil.com